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                A G R E E M E N T    O F    L E A S E



                     STATE ROAD PROPERTIES L.P.,


                              Landlord




                      MONACO COACH CORPORATION,


                               Tenant




                            March 4, 1996



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                                                           EXHIBIT 10.13

                                                                      [TOWABLES]

    AGREEMENT OF LEASE, dated this 4th day of March, 1996, between STATE ROAD PROPERTIES L.P., a Delaware Limited Partnership having an office at 3700 West Juneau Road, Milwaukee, Wisconsin, 53208 ("LANDLORD") and MONACO COACH CORPORATION, a Delaware corporation having an office at 1809 West Hively, P.O. Box 4313, Elkhart, Indiana 46517 ("TENANT").


                              ARTICLE 1
                           PREMISES; TERM

    1.01. Subject to and in accordance with all of the covenants and conditions of this Lease, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the improvements (together with the heating, ventilating and air conditioning systems located therein, the "BUILDING") more particularly described on Exhibit A attached hereto together with the land on which the Building is located, more particularly described on Exhibit B attached hereto (the "LAND"; the Land and the Building, collectively, the "LEASED PROPERTY").

    1.02. The Leased Property shall be leased for a term (together with any Extension Term, the "TERM") commencing on March 4, 1996 (the "COMMENCEMENT DATE") and expiring on the date (the "EXPIRATION DATE") immediately preceding the first anniversary of the Commencement Date, unless the Term shall terminate sooner pursuant to any of the terms of this Lease or pursuant to law and subject to the following provisions of this Section 1.02. Tenant shall have two successive options to extend the Expiration Date for one year (each such one year extension period, an "EXTENSION TERM"). If the first such option is exercised as provided herein, the Expiration Date shall be the date immediately preceding the second anniversary of the Commencement Date. If the first such option and the second such option are exercised as provided herein, the Expiration Date shall be the date immediately preceding the third anniversary of the Commencement Date. Any such extension option shall be exercised by written notice to Landlord no later than 120 days prior to the Expiration Date as in effect prior to the exercise of such option. If the first such option is not exercised, Tenant shall have no rights with respect to the second such option. During the last six months of any Extension Term, Tenant shall have the right to terminate this Lease on thirty days' written notice to Landlord. Such termination shall be effective as of the first day of the calendar month beginning at least thirty days after the sending of such notice. On such effective termination date, the Term shall end with the same effect as if such effective termination date were the Expiration Date originally set forth herein.


                              ARTICLE 2
                    CONDITION OF LEASED PROPERTY

    Tenant has inspected the Leased Property and is thoroughly acquainted with its condition. As a condition of Landlord's agreement hereunder, Tenant agrees to take possession of and accept each


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portion of the Leased Property in its "as is" condition as at the date of this
Lease. Landlord shall have no obligation to do any work or perform any services with respect to the Leased Property except as specifically set forth in this Lease.

                              ARTICLE 3
                                RENT

    3.01.(a) Tenant covenants and agrees to pay to Landlord a fixed minimum rent ("FIXED RENT") during the Term of this Lease, equal to $71,017.56 per annum (pro rated in the case of partial years), payable in equal monthly installments of $5,918.13.

         (b) Monthly installments of Fixed Rent shall be payable without notice or demand in advance on the first day of each month during the Term. If the date on which Fixed Rent first becomes payable hereunder occurs on a day other than the first day of a calendar month, Fixed Rent for such calendar month shall be pro-rated on a PER DIEM basis.

    3.02. All adjustments of rent, costs, charges, expenses and reimbursements and all other sums of money which Tenant is obligated to pay to Landlord pursuant to this Lease shall be deemed additional rent ("ADDITIONAL RENT") which Tenant covenants to pay when due. Except as otherwise specified in this Lease, all Additional Rent shall be due from and payable by Tenant on the twentieth (20th) day after Landlord has rendered its bill therefor. Landlord shall have all the rights and remedies with respect to nonpayment of Additional Rent as are provided herein for nonpayment of Fixed Rent.

    3.03. All Fixed Rent and Additional Rent shall be payable by Tenant to Landlord in lawful money of the United States of America at the office of Landlord or at such other place as Landlord may designate from time to time without offset, abatement counterclaim or deduction in lawful money of the United States of America. All Fixed Rent and Additional Rent shall be paid by either (i) a good and sufficient check drawn on a bank which is a member of a nationally recognized clearing house association or (ii) a wire transfer of immediately available funds to Landlord's account.

    3.04. If any installment of Fixed Rent or any Additional Rent is not paid when due Tenant shall also pay interest thereon (which interest shall be immediately due and payable and shall constitute Additional Rent) at a rate (the "DEFAULT RATE") equal to ten percent (10%) per annum, computed from the date such payment was first due through the date paid. Notwithstanding the imposition of such interest, Tenant shall be in default under this Lease if any or all payments required to be made by Tenant are not made at the time herein stipulated, and neither the demand for, nor collection by Landlord of, such interest shall be construed as a curing of such default on the part of Tenant.

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                              ARTICLE 4
                                TAXES

    4.01. Landlord shall pay all taxes, assessments and fees levied upon the Leased Property or the rents collected therefrom, by any Governmental Authority based upon the ownership, leasing, renting or operation of the Leased Property, including all costs and expenses of protesting any such taxes, assessments or fees ("TAXES").


                              ARTICLE 5
                                 USE

    5.01. Tenant shall use and occupy the Leased Property, for the purposes shown on Exhibit C and for no other purpose and only as permitted by any applicable law, rule or regulation or determination (a "LEGAL REQUIREMENT") of the federal government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (any of the foregoing, a "GOVERNMENTAL AUTHORITY").

    5.02. Tenant shall not use, occupy or permit the Leased Property (or any part thereof) to be used in any manner, or permit anything to be brought into or kept within the Leased Property, which, in Landlord's judgment, would
(i) violate the Certificate of Occupancy issued for the Building, (ii) violate the provisions of any Superior Lease or Superior Mortgage, (iii) cause injury or damage to the Leased Property or any part thereof, (iv) interfere with or impair the Building's systems and equipment or the proper and economical maintenance and operation of the Leased Property, (v) change the character of the Building,
(vi) violate any Legal Requirement or any requirements of any insurance policy covering or applicable to all or any part of the Leased Property or the use thereof, all requirements of the issuer of any such policy and all orders, rules, regulations, recommendations and other requirements of any organization of fire underwriters or the Insurance Service Office or any other body exercising the same or similar functions and having jurisdiction or cognizance of all or any part of the Leased Property (collectively, "INSURANCE REQUIREMENTS"), (vii) violate any applicable Environmental Law or (viii) or cause the presence of any Hazardous Material on or under the Land or within the Building in violation of any applicable Environmental Law.

    5.03. If any license or permit from any Governmental Authority shall be required for the proper and lawful occupancy of the Leased Property and if failure to secure such license or permit would in any way adversely affect Landlord or the Leased Property, then Tenant, at its sole expense, shall procure and deliver a copy of such license or permit to Landlord and thereafter maintain such license or permit. Tenant shall at all times comply with the provisions of each such license and permit.

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                              ARTICLE 6
                       MAINTENANCE AND REPAIR

    6.01. Tenant shall be solely responsible for the cost and performance of all maintenance, service, repair and replacement of any portion of the Building, it being understood and agreed that Landlord shall have no general duty (either to Tenant or to third parties) to keep the Leased Property in good order and repair and that Landlord shall have no obligation to perform or pay for the cost of any such maintenance, service, repair or replacement except to the extent expressly provided for in this Article 6. As long as this Lease is in full force and effect Landlord shall promptly upon request by Tenant reimburse Tenant for the cost of any repair or replacement of any heating, ventilating and air-conditioning system or structural or other similar portion of the Building or Building system that becomes unusable such that the operation of Tenant's business for the purposes described in Section 5.01 shall be materially impaired; PROVIDED, that written notice, given reasonably in advance considering the nature of the repair, shall have been provided to Landlord, which notice shall set forth, in reasonable detail, the nature and scope of the repair and the estimated cost thereof and PROVIDED further, that Landlord will be obligated to reimburse Tenant only to the extent reasonably necessary such that Tenant's business for the purposes described in Section 5.01 shall no longer be so materially impaired. Tenant agrees and acknowledges that Landlord's reimbursement obligation as set forth above is being undertaken by Landlord as an accommodation to Tenant due to the short-term nature of this Lease. Tenant agrees and acknowledges that it is Tenant's duty and obligation to inspect the Leased Property from time to time, to conduct day-to-day maintenance of the Leased Property and to perform any repairs and replacements that are required either for Tenant's operations or for the health and safety of persons present at the Leased Property.

    6.03 Except as expressly provided above in this Article 6, Landlord shall have no obligations to repair or maintain the Leased Property or to provide other services to Tenant or to pay for any of the costs thereof. Tenant acknowledges that, except as otherwise set forth herein, Tenant is solely responsible for cleaning, security, maintenance and operation of the Building's systems and the costs thereof.


                              ARTICLE 7
                           UTILITY SERVICE

    Tenant shall obtain and pay for the supply of electric current, water supply, sewerage service and any other utility services to the Leased Property by direct application to and arrangement with the respective public utility companies servicing the Building. Tenant shall be responsible for direct payment for all such utilities and shall abide by all rules and regulations imposed by any such utility company.

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                              ARTICLE 8
                 SUBORDINATION; ESTOPPEL CERTIFICATE

    8.01. This Lease and all rights of Tenant hereunder are subject and subordinate to all mortgages which may now or hereafter affect Landlord's interest in the Leased Property or any part thereof (all such mortgages, collectively, the "SUPERIOR MORTGAGES"), and to all renewals, modifications, consolidations, replacements and extensions of Superior Mortgages. This Section shall be self-operative and no further instrument of subordination shall be required .In confirmation of such subordination, Tenant agrees to promptly execute and deliver at Tenant's sole cost and expense any instrument (in recordable form, if requested) that Landlord or the holder of any Superior Mortgage (a "SUPERIOR MORTGAGEE") may request to evidence such subordination.

    8.02. If the interests of Landlord under this Lease are transferred by reason of, or assigned in lieu of, foreclosure or other proceedings for enforcement of any such Superior Mortgage then Tenant shall, at the option of such purchaser or assignee, as the case may be, (x) attorn to such party and perform for its benefit all the terms, covenants and conditions of this Lease on Tenant's part to be performed with the same force and effect as if such party were the landlord originally named in this Lease, or (y) enter into a new lease with such party, as landlord, for the remaining Term and otherwise on the same terms and conditions of this Lease except that such successor landlord shall not be (i) liable for any previous act, omission or negligence of Landlord under this Lease; (ii) subject to any counterclaim, defense or offset which theretofore shall have accrued to Tenant against Landlord; (iii) bound by any previous modification or amendment of this Lease or by any previous prepayment of more than one month's rent, unless such modification, amendment or prepayment shall have been approved in writing by the Superior Mortgagee through or by reason of which such successor landlord shall have succeeded to the rights of Landlord under this Lease; (iv) obligated to repair the Leased Property or any part thereof in the event of total or substantial damage, beyond such repair as can reasonably be accomplished from the net proceeds of insurance actually made available to such successor landlord; (v) obligated to repair the Leased Property or any part thereof in the event of partial condemnation, beyond such repair as can reasonably be accomplished from the net proceeds of any award actually made available to such successor landlord, as consequential damages allocable to the part of the Leased Property not taken; nor (vi) obligated to perform any work to prepare or finish the Leased Property for occupancy by Tenant. Nothing contained in this Section shall be construed to impair any right otherwise exercisable by any such owner, holder or lessee. Landlord shall use reasonable efforts to obtain from the holder of any Superior Mortgage and the landlord under any Superior Lease a written recognition agreement providing that in the event of the foreclosure of such Superior Mortgage or termination of such Superior Lease, so long as no default by Tenant shall have occurred and be continuing hereunder, Tenant's rights of occupancy shall not be disturbed and Tenant shall receive all of its rights provided for under this Lease.

    8.03. If any act or omission by Landlord would give Tenant the right, immediately or after lapse of time, to cancel or terminate this Lease or to claim a partial or total eviction, abatement of rent, setoff or counterclaim, Tenant will not exercise any such right until (i) it has given written notice of such act or omission to each Superior Mortgagee whose name and address shall have previously been furnished to Tenant, by delivering notice of such act or omission addressed to each such party at

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its last address so furnished, (ii) Landlord shall have failed to cure the same within the time limits set forth in this Lease, and (iii) following the giving of such notice, no Superior Mortgagee shall have remedied such act or omission
(x) in the case of an act or omission which is capable of being remedied without possession of the Building, within the cure period available to Landlord under this Lease plus sixty (60) days and (y) in the case of any act or omission which is incapable of being remedied without possession of the Building, within sixty
(60) days following the date on which possession is obtained, PROVIDED a Superior Mortgagee has promptly commenced action to obtain possession and shall diligently pursue such action to completion and PROVIDED FURTHER that such Superior Mortgagee shall, with reasonable diligence, give Tenant notice of its intention to, and commence and continue to, remedy such act or omission or cause the same to be remedied.

    8.04. If any Superior Mortgagee or prospective Superior Mortgagee shall request modifications of this Lease as a condition to the provision, continuance or renewal of any such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not materially adversely increase the obligations of Tenant hereunder or materially diminish Tenant's rights under this Lease.

    8.05. Tenant agrees, at any time and from time to time, upon not less than fifteen (15) days' prior notice from Landlord to execute, acknowledge and deliver to Landlord or such other person that Landlord may designate a written certification stating (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) that Tenant has accepted possession of the Leased Property, (c) the dates to which the Fixed Rent and Additional Rent have been paid, (d) whether or not there exists any default on the part of Landlord under this Lease, and, if so, specifying each such default and (e) such further information with respect to this Lease or the Leased Property that Landlord may reasonably request. Landlord agrees, at any time and from time to time, upon not less than fifteen (15) days' prior notice from Tenant to execute, acknowledge and deliver to Tenant a written certification stating (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) the dates to which the Fixed Rent and Additional Rent have been paid, (c) whether or not there exists any default on the part of Tenant under this Lease, and, if so, specifying each such default and (e) such further information with respect to this Lease that Tenant may reasonably request.


                              ARTICLE 9
                ASSIGNMENT AND SUBLETTING PROHIBITED

    9.01. Tenant, its legal representatives and successors in interest, shall not by operation of law or otherwise, assign (in whole or in part), mortgage, pledge, encumber or otherwise transfer this Lease or any part hereof or any interest of Tenant herein or in the Leased Property by reason hereof, or sublet the Leased Property, without Landlord's prior written consent. No assignment of this Lease shall be effective unless the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form satisfactory to Landlord, whereby the assignee assumes all obligations of Tenant

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under this Lease, and agrees that the provisions of this Article 9 shall continue to be binding upon it in respect of all future assignments and deemed assignments of this Lease. No assignment of this Lease shall release the assignor from its continuing obligations to Landlord under this Lease and Tenant and any subsequent assignor shall continue to remain jointly and severally liable (as primary obligor) for all Tenant's obligations hereunder.

    9.02. The consent by Landlord to any assignment or subletting shall not be a waiver of or constitute a diminution of Landlord's right to withhold its consent to any other assignment or subletting and shall not be construed to relieve Tenant from obtaining Landlord's express written consent to any other or further assignment or subletting.


                             ARTICLE 10
                 ENTRY; RIGHT TO CHANGE THE BUILDING

    10.01. Landlord and Landlord's agents or designees shall have the right to enter the Leased Property, during Business Hours upon notice given reasonably in advance to Tenant, and in case of emergency without notice and at all other times, without incurring any liability to Tenant therefor, for the following purposes: (a) to perform any obligations of Landlord or to exercise any right reserved to Landlord in this Lease, (b) to exhibit the Leased Property and any parts thereof to any prospective purchaser, or to any present or prospective mortgagee or ground lessor, or to the authorized representative of any Governmental Authority or organization of fire underwriters, or, during the last twelve months of the Term to any prospective tenant of the Leased Property (or any part thereof), (c) to make or cause to be made such repairs, alterations or improvements, or to permit electrical or other utility meters to be read, or to perform such maintenance, including the maintenance of Building equipment, as Landlord may deem necessary or desirable or as may be required pursuant to any Legal Requirements or Insurance Requirements, and (d) to take into and store upon the Leased Property all materials that may be required in connection with any such repairs, alterations, improvements or maintenance. The taking of materials into, and storing of such materials at the Leased Property in accordance with the provisions of this Section 10.01 shall not constitute an eviction of Tenant in whole or in part and the Fixed Rent and Additional Rent reserved herein shall not abate while such repairs or alterations are being made. In connection with any such entry by Landlord and Landlord's agents, all reasonable security measures of Tenant shall be complied with and all reasonable efforts shall be made so as to minimize any disruption of Tenant's operations.

                             ARTICLE 11
                        COMPLIANCE WITH LAWS

    11.01. Tenant shall, at its expense, comply with all Legal Requirements and Insurance Requirements. Without limiting the generality of the foregoing, Tenant shall be obligated to reimburse Landlord for the cost of any alteration of the Leased Property which shall be (a) necessitated by a condition which has been created by Tenant, (b) attributable to the use or manner of use to which Tenant puts the Leased Property, (c) required by reason of a breach of Tenant's obligations hereunder, or (d) occasioned, in whole or in part, by any act, omission or negligence of Tenant or any person claiming by, through or under Tenant, or any of their assignees, subtenants, employees, agents, contractors, invitees or licensees. Tenant shall pay all costs, expenses, fines, penalties and damages which may be imposed upon Landlord or any Superior Mortgagee by reason of or arising out of Tenant's failure fully and promptly to comply with the provisions of this Section.

    11.02. Notwithstanding anything to the contrary contained elsewhere in this Lease and without limiting any other provision of this Lease by implication, if any Governmental Authority promulgating or enforcing any Legal Requirements or the Insurance Service Office, organization of fire underwriters or any other body exercising the same or similar functions and having jurisdiction or cognizance of all or any part of the Leased Property requires that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied in the Building sprinkler system or any other portion of the Leased Property, Landlord shall make all such changes, modifications, alterations and additions, the cost thereof shall be shared equally by Landlord and Tenant, and Tenant shall pay its share of the cost thereof to Landlord as Additional Rent within 5 Business Days after demand.

    11.03. If Tenant receives written notice of any violation of any Legal Requirement or Insurance Requirement, it shall give prompt notice thereof to Landlord.


                             ARTICLE 12
                         HAZARDOUS MATERIALS

    12.01.    Without limiting the generality of Article 11, Tenant shall:

         (a) comply with all applicable Environmental Laws and obtain and comply with and maintain any and all licenses, approvals, registrations or permits required by applicable Environmental Laws;

         (b) refrain from storing, disposing of or releasing Hazardous Materials in the Building or on the Land in violation of Environmental Laws;

         (c) to the extent due to the release, emission or disposal of Hazardous materials in or about the Leased Property during the Term hereof by any action or inaction of Tenant or Tenant's employees, agents, licensees or invitees, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of the Tenant;

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         (d)  promptly notify Landlord in writing and in reasonable detail of
(i) any release or discharge of any Hazardous material by Tenant or any affiliate thereof required to be reported under Environmental Laws to any Governmental Authority; (ii) any condition, circumstance, occurrence or event that could result in a material liability of Landlord, Tenant or any of their respective affiliates under Environmental Laws or could result in the imposition of any lien or other restriction on the title, ownership or transferability of any of the Leased Property; and (iii) any proposed action to be taken by or on behalf of the Tenant or any affiliate thereof that could subject the Tenant or any affiliate thereof or the Leased Property or any portion thereof to any material additional or different requirements or liabilities under any Environmental Law; and

         (e) defend, indemnify and hold harmless Landlord and its employees, agents, officers, directors, successors and assigns from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to any violation of, noncompliance with or liability under any Environmental Laws or any orders, requirements or demands of Governmental Authority related thereto (including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses) by Tenant or Tenant's employees, agents, licensees or invitees during the Term hereof, except to the extent that any of the foregoing arise out of the negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Lease.

    12.02. For purposes of this Lease, the following terms shall have the following meanings:

              "ENVIRONMENTAL LAWS" shall mean any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority, any and all Legal Requirements and any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution or protection of human health or the environment, as now or may at any time hereafter be in effect.

              "HAZARDOUS MATERIALS" shall mean any hazardous or toxic substances, materials or wastes, defined, listed, classified or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, petroleum or petroleum products (including gasoline, crude oil or any fraction thereof), polychlorinated biphenyls, and urea-formaldehyde insulation.


                             ARTICLE 13
                       ALTERATIONS PROHIBITED

    Tenant shall make no alterations, modifications, replacements or other changes to the Leased Property without Landlord's prior written consent, provided, that Tenant may construct, at Tenant's sole cost and expense, nonstructural alterations, additions and improvements to the Leased Property without Landlord's prior written consent so long as the aggregate cost thereof shall not exceed $50,000.00.

                             ARTICLE 14
                    LANDLORD'S RIGHTS TO PERFORM
                        TENANT'S OBLIGATIONS

    If Tenant shall default in the performance of any term or covenant on its part to be performed under this Lease, Landlord, without being under any obligation to do so and without thereby waiving such default, may upon the expiration of the period allowed for the cure of such default, if any, provided by this Lease (or with or without such expiration in case of emergency) remedy such default. Tenant shall reimburse Landlord on demand for all costs and expenses incurred by Landlord in the performance of Tenant's obligations hereunder.


                             ARTICLE 15
               LIABILITY OF LANDLORD; INDEMNIFICATION

    15.01. Landlord and Landlord's agents have made no representations or promises with respect to the Building, the Land or the Leased Property except as herein expressly set forth. No rights, easements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth in the provisions of this Lease.

    15.02. (a) Neither Landlord, any Superior Mortgagee nor any of their respective employees, directors, officers and agents shall be liable for any injury or damage to persons or property unless caused by or solely due to the proven gross negligence or willful misconduct of Landlord, its agents or employees. Landlord, its employees, directors, officers and agents shall in no event be liable for any such damage, or for any injury, damage to or loss (by theft or otherwise) of any property of Tenant, caused by other tenants or persons in the Building.

              (b) In no event shall Landlord be liable for incidental, indirect, consequential, or special damages arising out of or in connection with this Lease, including, without limitation, lost profits.

    15.03. During the existence of any Superior Lease, the term "Landlord" wherever used in this Lease shall be limited to mean and include only the owner or owners at the time in question of the lessee's interest in the Land and the Building pursuant to any such Superior Lease, so that in the event of any sale, assignment or transfer, by operation of law or otherwise, of Landlord's interest in the Land and the Building, such seller, assignor or transferor thereupon automatically shall be released and discharged from all covenants, conditions and agreements of Landlord hereunder; but, subject to the provisions of
Section 8.02 above, such covenants, conditions and agreements shall be deemed to have been assumed by and be binding upon each new owner, assignee or transferee for the time being of Landlord's interest in the Land and the Building, until sold, assigned or transferred.

    15.04. (a) Tenant shall indemnify and save harmless Landlord and its agents and all Superior Mortgagees and their respective officers, directors, agents and employees (collectively, the

"INDEMNIFIED PARTIES" and each an "INDEMNIFIED PARTY") against and from (a) any and all claims, actions and proceedings (i) arising from (x) the use and occupancy of the Leased Property, or (y) any work or thing whatsoever done, or any condition created by or on behalf of Tenant (other than by Landlord for Landlord's account) in or about the Leased Property during the Term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Leased Property, or (ii) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants or licensees or invitees or its or their employees, agents or contractors, or (iii) arising from any breach or failure to observe any term, covenant or condition of this Lease by Tenant or its agents or anyone claiming by or through Tenant, and (b) all costs, expenses and liabilities incurred in or in connection with each such claim, action or proceeding brought thereon (including reasonable attorneys' fees and disbursements), except to the extent that any of the foregoing arises out of the negligence or willful misconduct of Landlord, its agents or employees or any breach of this Lease by Landlord or its agents or anyone claiming by or through Landlord. In case any action or proceeding be brought against any Indemnified Party by reason of any such claim, Tenant, upon notice from Landlord or such Indemnified Party (if other than Landlord), shall cause such action or proceeding to be defended at Tenant's expense by counsel reasonably acceptable to Landlord.

              (b) Landlord shall indemnify and save harmless Tenant and its officers, directors, agents and employees (collectively, the "TENANT INDEMNIFIED PARTIES" and each a "TENANT INDEMNIFIED PARTY") against and from (a) any and all claims, actions and proceedings (i) arising from any negligent or otherwise wrongful act or omission of Landlord or any of its licensees or invitees, employees, agents or contractors, or (ii) arising from any breach or failure to observe any term, covenant or condition of this Lease by Landlord or its agents or anyone claiming by or through Landlord, and (b) all costs, expenses and liabilities incurred in or in connection with each such claim, action or proceeding brought thereon (including reasonable attorneys' fees and disbursements), except to the extent that any of the foregoing arises out of the negligence or willful misconduct of Tenant, its agents or employees or any breach of this Lease by Tenant or its agents or anyone claiming by or through Tenant. In case any action or proceeding be brought against any Tenant Indemnified Party by reason of any such claim, Landlord, upon notice from Tenant or such Tenant Indemnified Party (if other than Tenant), shall cause such action or proceeding to be defended at Landlord's expense by counsel reasonably acceptable to Tenant.


                             ARTICLE 16
                              INSURANCE

    16.01. (a) Tenant shall, at its sole cost and expense, obtain and maintain in full force and effect during the Term of this Lease, including any renewal thereof, comprehensive general liability insurance protecting against personal injury and property damage. Any basic policy and any umbrella policy evidencing Tenant's liability insurance shall be written:

              (i) in an aggregate amount of not less than $5,000,000 combined single limit per occurrence;

              (ii) with contractual liability coverage for Tenant's liability (including indemnifications) under this Lease;

              (iii) with an endorsement naming Landlord and, if required, Landlord's agents, all Superior Mortgagees as additional insured; and

              (iv) with an endorsement naming Tenant's employees as insureds.

              (b) Landlord shall, at its sole cost and expense, obtain and maintain in full force and effect during the Term of this Lease, including any renewal thereof, property insurance protecting against fire and other casualty covering all of the Leased Property. Any policy evidencing Landlord's property insurance shall be written with endorsements for extended coverage, vandalism and malicious mischief and insuring full replacement value.

    16.02. Tenant's liability insurance and Landlord's property insurance shall be written by insurers of recognized financial standing which are authorized to do an insurance business in the State of Indiana. Such insurance may be evidenced by blanket insurance policies of Tenant or Landlord, as the case may be, provided property insurance policies shall specifically allocate to the Leased Property amounts of insurance adequate to meet the requirements of
Section 16.01(b) above. Tenant may not self-insure without Landlord's prior written consent. Landlord or Tenant, as the case may be, shall cause to be included in each policy a provision to the effect that the insurance evidenced thereby shall be noncancellable except upon at least 60 days' prior written notice to Landlord or Tenant, as the case may be. Tenant's liability insurance shall not provide for deductibles in excess of $100,000. Landlord's property insurance shall not provide for deductibles in excess of $500,000.

    16.03. Landlord and Tenant each hereby releases and waives all right of recovery against the other, and its respective agents, employees, partners, officers, directors, shareholders and anyone claiming through or under each of them by way of subrogation or otherwise for any loss or damage caused by fire or casualty, whether or not such fire or casualty shall have been caused by the fault or negligence of the other party. Landlord and Tenant shall each secure an appropriate clause in, or an endorsement upon, each fire and extended coverage policy obtained by it covering the Building, the Leased Property or the Fixtures or the Special Tenant Improvements, as applicable, located therein pursuant to which their respective insurance companies waive subrogation to the full extent of such party's release of the other pursuant to the immediately preceding sentence. If such waiver of subrogation shall be procurable only by payment of an additional premium, the party in whose favor such waiver of subrogation is obtained shall bear the cost thereof.

    16.04. Tenant shall not do or permit to be done any act or thing in or upon the Land or in the Building which will invalidate or be in conflict with the terms of any insurance policies covering the Building and the fixtures and property therein. Tenant shall comply with all rules, orders, regulations or requirements of the any organization of fire underwriters or any other similar body having jurisdiction, and shall not do or permit anything to be done in or upon the Land or the Building or bring or keep anything therein or use the Leased Property in a manner which would increase the rate of insurance upon the Leased Property over the rate in effect at the commencement of the Term of this Lease or which would result in the cancellation of any policy of such insurance or the assertion of any defense by the insurer to any claim under any policy of insurance maintained by or for the benefit of Landlord.


                             ARTICLE 17
                    DAMAGE BY FIRE OR OTHER CAUSE

    17.01. If the Leased Property shall be damaged by fire or other cause, Tenant shall promptly notify Landlord thereof. If the damage is of such an extent as to interfere materially with Tenant's ability to conduct its operations at the Building, Landlord shall, at Tenant's option as determined by Tenant by written notice to Landlord given not more than 60 days following such fire or other casualty, either (a) repair and restore any damaged portions of the Leased Property to a condition suitable for Tenant's use, as promptly as reasonably practicable, to the extent of and subject to receipt of insurance proceeds from Landlord's insurer (plus an amount equal to the amount of any applicable deductible) sufficient to pay the cost of such repair and restoration, it being agreed that Landlord's obligation to so repair and restore is expressly conditioned upon the receipt and sufficiency of such insurance proceeds (plus an amount equal to any applicable deductible) and to the extent such insurance proceeds are unavailable or insufficient, Tenant shall be solely responsible for the cost (or the balance of the cost, as the case may be) to so repair and restore, or (b) terminate this Lease by written notice to Tenant sent not later than 60 days following such fire or other casualty, in which event the Term shall expire upon the thirtieth day following such notice and Tenant shall vacate the Leased Property and surrender the same to Landlord on or before the date this Lease shall so terminate. Fixed Rent and Additional Rent shall be abated for the portion of the Leased Property which is not usable by Tenant in the ordinary conduct of its business from the date of such damage or destruction until the date on which the Leased Property become usable by Tenant for the ordinary conduct of its business. There shall be no abatement of Fixed Rent or Additional Rent for any period of time for that portion of the Leased Property which Tenant continues to occupy or has reoccupied. If there shall be any delay in the process of restoration and repair due to any act or omission on the part of Tenant, Fixed Rent and Additional Rent shall commence on the date the Leased Property would have otherwise been completed but for such delay, as shall be determined by Landlord in its judgment reasonably exercised. No penalty or damage shall accrue for delays which may arise by reason of adjustment of insurance on the part of Landlord, or for delays on account of Force Majeure. Upon termination of this Lease in accordance with this Section 17.01, Tenant's liability for rent shall cease, subject, however, to any claim by Landlord for Fixed Rent and/or Additional Rent accruing on or before such date.

    17.02. No damage, compensation or claims shall be payable by Landlord for inconvenience, loss of business or annoyance to Tenant arising from any damage by fire or other casualty or from any repair or restoration of any portion of the Leased Property or of the Building but Landlord shall use reasonable efforts to effect promptly any such repairs as may be undertaken by Landlord pursuant to this Lease.

    17.03. Notwithstanding the provisions of Section 17.01, if, by reason of some action or inaction on the part of Tenant or any of its employees, agents, licensees or contractors, Landlord, or any Superior Mortgagee shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Leased Property by fire or other casualty, then, without prejudice to any other remedy which may be available against Tenant, the abatement of rent provided for in said Section 17.01 shall not be effective to the extent of the uncollected insurance proceeds.


                             ARTICLE 18
                            CONDEMNATION

    18.01. In the event that the whole or any portion of the Leased Property the loss of which would materially interfere with Tenant's customary operations at the Leased Property shall be condemned or taken in any manner for any public or quasi-public use, this Lease and the Term and estate hereby granted shall forthwith cease and terminate as of the date of the vesting of title in the condemning authority. In the event of any such termination, this Lease and the Term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the Term, and the rent hereunder shall be apportioned as of such date. In the event that only a part of the Leased Property the loss of which does not materially interfere with Tenant's customary operations at the Leased Property shall be so condemned or taken, then this Lease shall be and remain unaffected by such condemnation or taking, except that, effective as of the date of the vesting of title in the condemning authority, the Fixed Rent and Additional Rent hereunder for such part shall be equitably abated and this Lease shall continue as to such part not so taken.

    18.02. In the event of any condemnation or taking hereinabove mentioned of all or a part of the Leased Property, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of this Lease and for any unexpired portion of the Term, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof and Tenant shall not be entitled to receive any part of such award. Tenant shall have no claim for the value of any unexpired term of this Lease. Tenant may separately prosecute any claim it may have for Tenant's trade fixtures and its moving expenses (if they are compensable) provided such prosecution does not interfere with or reduce Landlord's claim.


                             ARTICLE 19
                             BANKRUPTCY

    19.01. If a trustee in bankruptcy shall assume this Lease and shall propose to assign the same pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. 101 et seq. (the "BANKRUPTCY CODE") to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to such trustee notice of such proposed assignment, setting forth
(i) the name and
address of such person, (ii) all of the terms and conditions of such offer, and
(iii) the adequate assurance to be provided Landlord to assure such person's future performance under this Lease, including, without limitation, the assurance referred to in section 365(b)(3) of the Bankruptcy Code, shall be given to Landlord by such trustee no later than twenty (20) days after receipt by such trustee, but in any event no later than ten (10) days prior to the date that such trustee shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

    19.02. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument in recordable form confirming such assumption.


                             ARTICLE 20
                               DEFAULT

    20.01. (a) If (i) Tenant shall fail to pay Fixed Rent or Additional Rent when due and such default continues for a period of five (5) days after written notice thereof from Landlord; or (ii) Tenant shall default in fulfilling any of the covenants of this Lease, other than the covenants for the payment of Fixed Rent and Additional Rent, and such default continues for a period of twenty (20) days after written notice from Landlord to Tenant specifying the nature of said default, except that if the said default shall be of such a nature that the same cannot, with reasonable diligence, be completely cured or remedied within said twenty (20) days then Tenant shall not be deemed in default if Tenant diligently commences curing such default within such twenty (20) day period, and shall thereafter with diligence and in good faith proceed to remedy or cure such default, but, in any event, Tenant shall complete such cure prior to the date on which Landlord (A) would be subject to prosecution for a crime or (B) would be in default of any Superior Mortgage or Superior Lease or (iii) any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term would, by operation of law or otherwise, devolve upon or pass to any person other than Tenant, then in any of the events described in the foregoing clauses (i), (ii) or (iii), Landlord may serve a written three (3) day notice of cancellation of this Lease upon Tenant, and upon the expiration of said three (3) days, this Lease and the Term hereunder shall end and expire as fully and completely as if the date of expiration of such three (3) day period were the Expiration Date of this Lease, and Tenant shall then quit and surrender the Leased Property to Landlord but Tenant shall remain liable as hereinafter provided.

              (b) In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall also have the right of injunction.

    20.02. If the three (3) day notice provided for in Section 20.01 shall have been given:

              (a) Landlord and Landlord's agents may, without notice, re-enter the Leased Property or any part thereof, and by summary proceedings or otherwise, dispossess Tenant or the legal representative of Tenant or other occupant of the Leased Property and remove their effects without liability for damage thereto and hold the Leased Property as if this Lease had not been made but Tenant shall remain liable hereunder as hereinafter provided; and

              (b) Landlord may, at its option, relet the whole or any part or parts of the Leased Property from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord in its sole discretion may determine. Landlord shall have no obligation to relet the Leased Property or any part thereof and shall in no event be liable for refusal or failure to relet the Leased Property or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability. Landlord, at Landlord's option, may make such repairs, improvements, alterations, additions, decorations and other physical changes in and to the Leased Property as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

    20.03. If this Lease shall terminate or if Landlord shall re-enter the Leased Property as provided in this Article:

              (a) Tenant shall pay to Landlord all rent to the date upon which this Lease shall have been terminated or to the date of re-entry upon the Leased Property by Landlord, as the case may be;

              (b) Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any rent due at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant;

              (c) Tenant shall be liable for and shall pay to Landlord, as damages, any deficiency between the rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Additional Rent to be the same as was payable for the year immediately preceding such termination or re-entry) and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of
Section 20.02(b) for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this Lease or Landlord's re-entry upon the Leased Property and in connection with such reletting including all repossession costs, brokerage commissions, legal expenses, alteration costs and other expenses of preparing the Leased Property for such reletting);

         (d) Any deficiency in accordance with subsection (c) above shall be paid in monthly installments by Tenant on the days specified in this Lease for the payment of installments of Fixed Rent. Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise and no suit to collect the amount of the deficiency for any month shall prejudice Landlord's right to collect the deficiency for any prior or subsequent month by a similar proceeding. Alternatively, suit or suits for the recovery of such deficiencies may be brought by Landlord from time to time at its election;

         (e) Whether or not Landlord shall have collected any monthly deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay Landlord, on demand, as and for liquidated and agreed final damages and not as a penalty, a sum equal to the amount by which the Fixed Rent and Additional Rent payable hereunder for the period to the Expiration Date from the latest of the date of termination of this Lease, the date of re-entry or the date through which monthly deficiencies shall have been paid in full (conclusively presuming the Additional Rent for each year thereof to be the same as that which was payable for the year immediately preceding such termination or re-entry) exceeds the then fair and reasonable rental value of the Leased Property for the same period, both discounted at the rate of 7% per annum to present worth.

         (f) In no event shall Tenant be entitled (i) to receive any excess of any rent under subdivision (c) over the sums payable by Tenant to Landlord hereunder or (ii) in any suit for the collection of damages pursuant to this
Section 20.03, to a credit in respect of any rent from a reletting except to the extent that such rent is actually received by Landlord prior to the commencement of such suit. If the Leased Property or any part thereof should be relet in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such reletting and the expenses of reletting.

         (g) If this Lease shall terminate or if the Landlord shall re-enter the Leased Property:

              (1) The Leased Property shall be, upon such earlier termination or re-entry, in the same condition as that in which Tenant has agreed to surrender them to Landlord on the Expiration Date;

              (2) Tenant, on or before the occurrence of any default hereunder, shall have performed every covenant contained in this Lease for the making of any improvement or for repairing any part of the Leased Property and

              (3) For the breach of either subdivision (a) or (b) of this subsection, or both, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for agreed damages therefor, the then cost of performing such covenants, plus interest thereon at the Default Rate for the period from the date of the occurrence of any default to the date of payment.

                   (4) Each and every covenant contained in this subsection (g) shall be deemed separate and independent and not dependent on any other term of this Lease for the use and occupation of the Leased Property by Tenant, and the performance of any such term shall not be considered to be rent or other payment for the use of said Leased Property. It is understood that the consideration for the covenants in this subsection (g) is the making of this Lease, and the damages for failure to perform the same shall be in addition to and separate and independent of the damages accruing by reason of default in observing any other term of this Lease.


    20.04. The remedies and rights provided for in this Lease are cumulative. Mention in this Lease of any particular remedy shall not preclude Landlord from pursuing any other remedy at law or equity.

    20.05. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

    20.06. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt or acceptance by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No endorsement or statement on any check or any letter accompanying any check or payment as rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease.

    20.07. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease. Tenant shall not interpose any counterclaim in any summary proceeding commenced by Landlord.


                             ARTICLE 21
                           QUIET ENJOYMENT

    Landlord covenants and agrees that, as long as Tenant shall comply with all obligations on its part to be performed hereunder, Tenant may peaceably and quietly enjoy the Leased Property, subject to the terms and conditions of this Lease.


                             ARTICLE 22
                        SURRENDER OF PREMISES

    22.01. Upon the expiration or sooner termination of this Lease or upon re-entry by Landlord upon the Leased Property, Tenant shall at Tenant's expense quit and surrender the Leased Property and deliver the same to Landlord in good order, condition and repair, ordinary wear and tear and damage by fire or other casualty excepted. Tenant shall pay to Landlord any insurance proceeds received by Tenant attributable to damage to the Leased Property to the extent such proceeds have not been used to restore such items in accordance with this Lease.

    22.02. Any items which shall remain in the Leased Property after the Expiration Date, or after an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine at Tenant's expense. Tenant's obligation to reimburse Landlord for its costs so incurred shall survive expiration or termination of this Lease.

    22.03. If Tenant remains in possession of the Leased Property after the termination of this Lease without the execution of a new lease, the parties recognize and agree that the damage to Landlord will be substantial, will exceed the amount of monthly Fixed Rent and Additional Rent theretofore payable hereunder and will be impossible to measure accurately. Tenant, therefore, at the option of Landlord, shall be deemed to be occupying the Leased Property as a tenant from month to month, at a monthly rental equal to two and one-half times the Fixed Rent and Additional Rent payable during the last month of the Term, subject to all of the other terms of this Lease insofar as the same are applicable to a month-to-month tenancy. Further, Tenant hereby indemnifies Landlord against liability resulting from delay by Tenant in so surrendering the Leased Property, including (a) any claims made by any purchaser or prospective purchaser, succeeding tenant or prospective tenant founded upon such delay,
(b) any payment or rent concession which Landlord may be required to make to any purchaser or prospective purchaser, succeeding or prospective tenant for all or any part of the Premises in order to induce such purchaser or tenant not to terminate its purchase agreement or lease, as the case may be, or its negotiation therefor by reason of Tenant's delay in so surrendering the Leased Property and (c) any loss suffered if a purchaser or prospective purchaser or succeeding or prospective tenant shall terminate its purchase agreement or lease, as the case may be, or not proceed to close on a purchase or execute and deliver its purchase agreement or lease, as the case may be, by reason of Tenant's delay in so surrendering the Leased Property. Nothing herein contained shall be deemed to permit Tenant to remain in possession of the Leased Property after the expiration or sooner termination of the term of this Lease.

    22.04. No agreement to accept a surrender of all or any part of the Leased Property or this Lease shall be valid unless in writing and signed by Landlord. No delivery of keys shall operate as a termination of this Lease or a surrender of the Leased Property or this Lease.

                             ARTICLE 23
                               NOTICES

    All notices and communications permitted or required to be given pursuant to this Lease shall given in the manner, and to the addresses, provided in the Asset Purchase Agreement dated as of January 21, 1996 (the "AGREEMENT"), in connection with which this Lease is being executed.


                             ARTICLE 24
                            MISCELLANEOUS

    24.01. This Lease with its annexed Exhibits and the Agreement contain the entire agreement between Landlord and Tenant, all prior negotiations and agreements are merged into this Lease and any agreement hereafter made between Landlord and Tenant shall be ineffective to change, modify, waive, release, discharge or terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement shall be in writing and executed by the party to be charged.

    24.02. If any term, covenant, condition or provision of this Lease shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease shall not be affected thereby. This lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this lease to be drafted. Each covenant, agreement, obligation or other provision of this lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

    24.03. Nothing contained in this Lease shall be deemed to confer upon any person other than the parties hereto and their respective successors and assigns (to the extent assignment is permitted pursuant to Article 9 hereof) any right or benefit, including any right to insist upon, or to enforce against Landlord or Tenant, the performance of such party's obligations hereunder.

    24.04. Whenever this Lease requires an approval or consent by either Landlord or Tenant, unless another standard is expressly stated, such approval or consent and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith. Any expenditure by a party permitted or required under this Lease for which such party is entitled to demand reimbursement shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred and shall be substantiated, upon request, by documentary evidence.

    24.05. The submission by Landlord to Tenant of this Lease in draft form shall be deemed submission solely for Tenant's consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option for the leasing of the Leased Property, and shall not confer any rights or impose any obligations upon either party. The submission by Landlord of this Lease for execution by Tenant and the actual execution and delivery thereof by Tenant to Landlord shall similarly have no binding force and effect on Landlord unless and until Landlord shall have executed this Lease and a counterpart thereof shall have been delivered to Tenant and all consents required pursuant to any Superior Mortgage or Superior Lease have been received.

    24.06. This Lease shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

    24.07. Tenant shall not record or file this Lease or any memorandum or other notation thereof in any public records.

    24.08. Tenant shall have access to driveways, parking lots, sidewalks and similar surface improvements on Landlord's immediately adjoining property for parking and ingress and egress to and from the Leased Property, provided, that Landlord reserves the right to limit such access to the extent Landlord reasonably determines the same poses security concerns, provided further, that there shall be no material interference with Tenant's reasonable access to and use of the Leased Premises for the purposes described in Section 5.01.

    IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease on the date first above written.

                                  STATE ROAD PROPERTIES L.P.

                                  By: HR LEASING CORP., its General Partner


                                  By: /s/ James L. Ziemer
                                      --------------------------------------
                                         Name:  James L. Ziemer
                                         Title:  VP


                                  MONACO COACH CORPORATION


                                  By: /s/ John W. Nepute
                                      --------------------------------------
                                         Name:  John W. Nepute
                                         Title:  VP Finance

PHYSICAL ADDRESS

5 S.R. 19

Wakarusa, Indiana  46573




[Graphic:  drawing of building 5]

                              EXHIBIT B
                              ---------

                      LEGAL DESCRIPTION OF LAND
                      -------------------------




                        Deliberately Omitted

                              EXHIBIT C
                              ---------

                           PERMITTED USES
                           --------------

    The design, manufacture, marketing, wholesale sale and factory servicing of recreational vehicles and related parts and accessories.

                FIRST AMENDMENT TO AGREEMENT OF LEASE
                -------------------------------------


    THIS FIRST AMENDMENT TO AGREEMENT OF LEASE is made and entered into effective as of March 4, 1996 by and between State Road Properties L.P., a Delaware limited partnership ("Landlord") and Monaco Coach Corporation, a Delaware corporation ("Tenant").


                             WITNESSETH:

    A. Landlord and Tenant are parties to that certain Agreement of Lease dated March 4, 1996 (the "Lease") regarding certain land and improvements described in the Lease as located at 5 State Road 19, Wakarusa, Indiana 46573 and commonly known as Plant 3 (the "Leased Property"). Capitalized terms used but not defined herein shall have the meanings given such terms in the Lease.

    B. Landlord and Tenant have agreed to amend the Lease so as to correct a mutual mistake concerning rent as set forth in the Lease and so as to reflect the agreed upon rent as actually paid from Tenant to Landlord.

NOW, THEREFORE, Landlord and Tenant hereby agrees as follows:

    25   Section 3.01(a) of the Lease is hereby deleted in its entirety and replaced by the following:

         "3.01(a) Tenant covenants and agrees to pay to Landlord a fixed minimum rent ("FIXED RENT") during the Term of this Lease, equal to $70,482.96 per annum (pro rated in the case of partial years), payable in equal monthly installments of $5,873.58."

    26   Except as specifically amended hereby, all of the terms of the Lease are and shall remain in full force and effect and hereby ratified and confirmed. The capitalized term "Lease" as used in the Lease shall be deemed to mean and refer to the Lease, as amended by this First Amendment to Agreement of Lease.

    IN WITNESS WHEREOF, this First Amendment to Agreement of Lease has been duly executed by Landlord and Tenant as of the date first above written.


STATE ROAD PROPERTIES, L.P.

By:  HR LEASING CORP.,
        its General Partner


By:      /s/ James Ziemer
    -------------------------------

Title:   VICE PRESIDENT
       ----------------------------



MONACO COACH CORPORATION


By:      /s/ Kay Toolson
    -------------------------------

Title:   CHIEF EXECUTIVE OFFICER
       ----------------------------


                                 -3-